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                                February 4, 2002



VIA EDGAR

Board of Directors
Modern Woodmen of America
1701 1st Avenue
Rock Island, IL 61201


Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of Pre-Effective Amendment Number 1 to the registration statement on Form S-6 for Modern Woodmen of America Variable Account (File No. 333-69446). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


                                              Very Truly Yours,

                                              SUTHERLAND ASBILL & BRENNAN LLP



                                              By:  /s/ Stephen E. Roth
                                                   -------------------
                                                   Stephen E. Roth